UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 28, 2005
ARCADIA RESOURCES, INC.
(Exact Name of Registrant as Specified in its Charter)
Nevada
(State or Other Jurisdiction of Incorporation)

000-31249 (Commission File Number)	88-0331369 (IRS Employer Identification No.)
26777 Central Park Blvd., Suite 200 Southfield, Michigan 48076
(Address of principal executive offices)       (Zip Code)
Registrant’s telephone number, including area code: (248) 352-7530
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.
          The disclosures set forth below in Item 3.02 relative to Company’s entry into agreements with accredited investors for the sale and purchase of shares of common stock are incorporated herein by this reference.
Item 3.02 Unregistered Sales of Equity Securities.
          On November 28, 2005, the Company agreed to sell for placement with two European bank SICAV funds an aggregate of 2,222,222 shares of common stock for aggregate consideration totaling $5,000,000. The transactions will be completed following asset valuation of the SICAV funds which is anticipated to occur within the next 30 days. In the event that the aggregate consideration is not received by the Company per the terms of the stock purchase agreements within the 30 day period, the Company may terminate the transactions. The shares carry registration rights for public resale within the United States.
          Each unregistered sale of equity securities reported above occurred in a private transaction exempt from registration in reliance of Section 4(2) of the Securities Act of 1933 and Regulation S. Neither transaction involved any public offering. The purchasers are non “U.S. Persons” within the meaning of Regulation S and otherwise qualify as accredited investors as defined in Rule 501(a) of Regulation D. These securities were sold for placement with European bank SICAV funds for investment purposes. The offshore transactions occurred without general solicitation or advertising within the United States or elsewhere. There was no underwriter. Each securities certificate issued in each transaction bears a legend providing, in substance, that the securities have been acquired for investment and may not be sold, transferred or assigned within the United States or to, or for the account or benefit of, U.S. persons, other than to distributors (as defined in and to the extent permitted by Regulation S), absent an effective registration statement unless in the opinion of the Company’s counsel such transaction is exempt from registration, including as permitted by and in accordance with Regulation S and Rule 144, and that the securities may be sold, transferred or assigned outside of the United States only in an offshore transaction in compliance with Regulation S. Further, these restrictions and the other terms and conditions of the purchase agreements are binding on any transferee or other holder of the securities.
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcadia Resources, Inc.

	By:	/S/ John E. Elliott II

John E. Elliott II

	Its:	Chairman of the Board and Chief Executive Officer

Dated: December 1, 2005

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